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                                                                   EXHIBIT 23.01

                               CONSENT OF COUNSEL

We consent to the references to our firm under the captions "Federal Income Tax Aspects" and "Legal Matters" in Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 (Reg. No. 333-74014) as filed with the United States Securities and Exchange Commission on or about June 1, 2004 and the related Prospectus of Campbell Alternative Asset Trust.

                                             /s/ SIDLEY AUSTIN BROWN & WOOD LLP

June 1, 2004